Exhibit 99.2

cognizant

FY 2024

"I am deeply grateful to our employees for their commitment to our strategic priorities and rigorous execution, which drove fourth quarter revenue growth to the high end of our guidance range. We exited the year with momentum — closing a record 29 large deals during the year — highlighting the effectiveness of our strategy. In 2024, we accelerated investments in our AI-led platforms and added new capabilities with the acquisitions of Thirdera and Belcan, further strengthening and diversifying our portfolio. Our focus on client centricity, agility, and innovation is helping clients unlock the next wave of hyper productivity and enterprise-grade generative AI adoption."

Ravi Kumar S | Chief Executive Officer

Revenue

$19.7 billion

Reported YoY[1] ↑ 2.0%

Constant Currency YoY[1] ↑ 1.9%

GAAP Operating Margin | 14.7% **Adjusted Operating Margin |** 15.3% **GAAP EPS |** $4.51 **Adjusted Diluted EPS |** $4.75

FY 2024 Cash Flow	Cash Flow From Operations	Free Cash Flow
	$2,124M	$1,827M

FY 2024 Capital Return	Dividends	Share Repurchases
	$600M $1.20/share	$605M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY



$14.7
$3.8
$1.2

North America[1] ↑ 3.0% ↑ 3.1%

Europe ↓ 0.9% ↓ 2.1%

Rest of World ↓ 1.3% → 0.0%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY



$5.9
$5.8
$3.2
$4.8

Health Sciences ↑ 4.5% ↑ 4.5%

Financial Services ↓ 1.0% ↓ 1.1%

Products & Resources[1] ↑ 3.3% ↑ 3.2%

Communications, Media & Technology ↑ 0.8% ↑ 0.5%

Acquisitions Completed

THIRDERA

Belcan

For non-GAAP financial reconciliations refer to Cognizant's 2024 fourth quarter earnings release issued on February 5, 2025, which accompanies this presentation and is available at investors.cognizant.com.

[1]In 2024, revenue from recently completed acquisitions, including Belcan and Thirdera, contributed approximately 2 percentage points to year-over-year revenue growth, including approximately 6 percentage points of growth to our Products & Resources segment, primarily in North America.

“We ended the year strong, delivering Adjusted Operating Margin of 15.7% in the fourth quarter and 20 basis points expansion for the full year, above our guidance. Free cash flow represented more than 150% of net income, our highest quarter since Q3 2021. We expect that our improved cost structure, achieved through the successful completion of our NextGen program, will help us sustain our pace of strategic investments in support of profitable growth. Our initial 2025 guidance calls for 3.5% to 6.0% constant currency revenue growth and 20 to 40 basis points of full-year Adjusted Operating Margin expansion.”

Jatin Dalal | Chief Financial Officer

Q4 2024

Revenue

$5.1 billion

Reported YoY[1] ↑ 6.8%

Constant Currency YoY[1] ↑ 6.7%

GAAP Operating Margin | 14.8% Adjusted Operating Margin | 15.7%

GAAP EPS | $1.10 Adjusted Diluted EPS | $1.21

Q4 2024 Cash Flow	Cash Flow From Operations	Free Cash Flow
	$920M	$837M

Q4 2024 Capital Return	Dividends	Share Repurchases
	$150M $0.30/share	$154M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


$0.9
$0.4
$3.8

Geography	Revenue ($B)	Reported YoY	Constant Currency YoY
North America[1]	$3.8	↑ 8.3%	↑ 8.4%
Europe	$0.9	↑ 2.3%	↑ 1.3%
Rest of World	$0.4	↑ 3.5%	↑ 3.9%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


$1.5
$1.4
$0.9
$1.3

Segment	Revenue ($B)	Reported YoY	Constant Currency YoY
Health Sciences	$1.5	↑ 10.4%	↑ 10.4%
Financial Services	$1.4	↑ 2.9%	↑ 2.8%
Products & Resources[1]	$1.3	↑ 11.3%	↑ 11.3%
Communications, Media & Technology	$0.9	↑ 0.9%	↑ 0.4%

Employee Metrics

Total Employees	336,800	(3,300) QoQ
Voluntary - Tech Services Attrition (Trailing 12-Month)	15.9%	Up 2.1 percentage points YoY

Company Research and Recognition


New minds,
new markets

Joint study between Cognizant and Oxford Economics show U.S. consumers who embrace AI could drive $4.4T in spending over five years.


AMERICA'S MOST
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Named to Newsweek's and Statista's list of America's Most Reliable Companies 2025

For non-GAAP financial reconciliations refer to Cognizant's 2024 fourth quarter earnings release issued on February 5, 2025, which accompanies this presentation and is available at investors.cognizant.com.

[1] In the fourth quarter of 2024, revenue from our recently completed acquisitions of Belcan and Thirdera contributed approximately 4.5 percentage points to year-over-year revenue growth, including approximately 16 percentage points of growth to our Products & Resources segment, primarily in North America.